Exhibit 99.1

NEWS RELEASE TSX: LAC • NYSE: LAC www.lithiumamericas.com

Lithium Americas Announce FID for Thacker Pass Phase 1

and Closes Strategic Investment from Orion Resource Partners

(All amounts in US$ unless otherwise indicated)

April 1, 2025 – Vancouver, Canada: Lithium Americas Corp. (TSX: LAC) (NYSE: LAC) (“Lithium Americas” or the “Company”) today announced the closing of the previously announced $250 million investment from fund entities managed by Orion Resource Partners LP (collectively, “Orion”), for the development and construction of Phase 11 of the Thacker Pass lithium project in Humboldt County, Nevada (“Thacker Pass” or the “Project”). Contemporaneously, Lithium Americas and General Motors Holdings LLC (“GM”) (together, the Thacker Pass joint venture (“JV”) partners (“JV Partners”)) announced the final investment decision (“FID”) for Thacker Pass Phase 1.

HIGHLIGHTS

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As part of closing, Orion has purchased senior unsecured convertible notes in the aggregate principal amount of $195 million, has paid Lithium Americas $25 million in exchange for payments corresponding to the minerals produced and gross revenue generated by Thacker Pass and committed an additional $30 million in aggregate principal amount of senior unsecured convertible notes available through a delayed draw facility, subject to the satisfaction of certain conditions (the “Investment”).

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The Investment satisfies all remaining requirements from both the U.S. Department of Energy (“DOE”) and GM to satisfy all remaining equity capital fundraising requirements under the previously announced $2.26 billion loan from the DOE (the “DOE Loan”).

•	With the Investment, Lithium Americas has achieved fully funded status for the development of Phase 1 of Thacker Pass at the project and corporate level for the duration of construction.

•	The JV Partners announced FID for construction of Phase 1 of Thacker Pass. Completion of Phase 1 of Thacker Pass is targeted for late 2027.

•	Contemporaneously with FID, GM and Lithium Americas contributed $100 million and $192 million in cash to the JV, respectively.

Jonathan Evans, Lithium Americas’ President and CEO said, “Today marks another important milestone in our journey to bring Thacker Pass to production. With our JV Partner, GM, we announced FID for Phase 1 alongside our other exceptional partners – the U.S. DOE and Orion. Together, we will develop a U.S.-produced lithium supply chain to reduce American dependence on foreign suppliers for critical minerals.”

ADVISORS

Evercore Group L.L.C. and Goldman Sachs & Co. LLC are acting as joint lead placement agents for Lithium Americas, and Vinson & Elkins LLP and Cassels Brock & Blackwell LLP are acting as legal counsel to Lithium Americas. Torys LLP and Davis Graham & Stubbs LLP are acting as legal counsel to Orion Resource Partners.

[1]	Phase 1 is the initial phase of production at Thacker Pass, targeting 40,000 tonnes per year (“t/y”) of battery-grade lithium carbonate.

ABOUT LITHIUM AMERICAS

Lithium Americas is committed to responsibly developing the Thacker Pass project located in Humboldt County in northern Nevada, which hosts the largest known measured lithium resource (Measured and Indicated) and reserve (Proven and Probable) in the world. Thacker Pass is owned by a JV between Lithium Americas (holding a 62% interest and is the manager of the Project) and GM (holding a 38% interest). The Company is focused on advancing Thacker Pass Phase 1 toward production, targeting nominal design capacity of 40,000 t/y of battery-quality lithium carbonate. The Company and its engineering, procurement and construction management contractor, Bechtel, entered into a National Construction Agreement (Project Labor Agreement) with North America’s Building Trades Unions for construction of Thacker Pass. The three-year construction build is expected to create nearly 2,000 direct jobs, including 1,800 skilled contractors. Lithium Americas’ shares are listed on the Toronto Stock Exchange and New York Stock Exchange under the symbol LAC. To learn more, visit www.lithiumamericas.com or follow @LithiumAmericas on social media.

QUALIFIED PERSON

The scientific and technical information contained in this news release has been derived from the technical report entitled “NI 43-101 Technical Report on the Thacker Pass Project Humboldt County, Nevada, USA,” dated effective December 31, 2024. The disclosure herein has been reviewed and approved by Dr. Rene LeBlanc, RM-SME, Vice President, Growth and Product Strategy of the Company, a Qualified Person as defined under National Instrument 43-101. The technical report is available under the Company’s profile on SEDAR+, in the S-K 1300 Technical Report which is available under the Company’s profile on EDGAR at www.sec.gov and both reports are available on the Company’s website.

FORWARD-LOOKING INFORMATION

This news release contains “forward-looking information” within the meaning of applicable Canadian securities legislation, and “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (collectively referred to as “forward-looking information” (“FLI”)). All statements, other than statements of historical fact, are FLI and can be identified by the use of statements that include, but are not limited to, words, such as “anticipate,” “plan,” “continues,” “estimate,” “expect,” “may,” “will,” “projects,” “predict,” “proposes,” “potential,” “target,” “implement,” “scheduled,” “forecast,” “intend,” “would,” “could,” “might,” “should,” “believe” and similar terminology, or statements that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. FLI in this news release includes, but is not limited to, expectations regarding satisfaction of draw-down conditions for the DOE Loan; the timing of first draw on the DOE Loan; expectation about the extent that the JV, DOE Loan, the Investment and cash on hand would fund the development and construction of Thacker Pass; expectations and timing on the commencement of major construction and first production; project de-risking initiatives; expectations related to the construction build, job creation and nameplate capacity of the Project as well as other statements with respect to the Company’s future objectives and strategies to achieve these objectives, and management’s beliefs, plans, estimates and intentions, and similar statements concerning anticipated future events, results, circumstances, performance or expectations that are not historical facts.

FLI involves known and unknown risks, assumptions and other factors that may cause actual results or performance to differ materially. FLI reflects the Company’s current views about future events, and while considered reasonable by the Company as of the date of this news release, are inherently subject to significant uncertainties and contingencies. Accordingly, there can be no certainty that they will accurately reflect actual results. Assumptions upon which such FLI is based include, without limitation, the absence of material adverse events affecting the Company during the construction of the Project; the ability of the Company to satisfy all draw-down conditions under the DOE Loan; expectations regarding the Company’s financial resources and future prospects; the ability to meet future objectives and priorities; a cordial business relationship between the Company and third party strategic and contractual partners; general business and economic uncertainties and adverse market conditions; the availability of equipment and facilities necessary to complete development and construction at the Project; unforeseen technological and engineering problems; political factors, including the impact of the results of the 2024 U.S. presidential election on, among other things, the extractive resource industry, the green energy transition and the electric vehicle market; uncertainties inherent to feasibility studies and mineral resource and mineral reserve estimates; uncertainties relating to receiving and maintaining mining, exploration, environmental and other permits or approvals in Nevada; demand for lithium, including that such demand is supported by growth in the electric vehicle market; current technological trends; the impact of increasing competition in the lithium business, and the Company’s competitive position in the industry; compliance by joint venture partners with terms of agreements; the regulation of the mining industry by various governmental agencies; as well as assumptions concerning general economic and industry growth rates, commodity prices, resource estimates, currency exchange and interest rates and competitive conditions. Although the Company believes that the assumptions and expectations reflected in such FLI are reasonable, the Company can give no assurance that these assumptions and expectations will prove to be correct.

Readers are cautioned that the foregoing lists of factors are not exhaustive. There can be no assurance that FLI will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. As such, readers are cautioned not to place undue reliance on this information, and that this information may not be appropriate for any other purpose, including investment purposes. The Company’s actual results could differ materially from those anticipated in any FLI as a result of the risk factors set out herein and in the Company’s filings with securities regulators.

The FLI contained in this news release is expressly qualified by these cautionary statements. All FLI in this news release speaks as of the date of this news release. The Company does not undertake any obligation to update or revise any FLI, whether as a result of new information, future events or otherwise, except as required by law. Additional information about these assumptions and risks and uncertainties is contained in the Company’s filings with securities regulators, including the Company’s most recent Annual Report on Form 10-K and most recent management’s discussion and analysis for our most recently completed financial year and, if applicable, interim financial period, which are available on EDGAR at www.sec.gov and SEDAR+ at www.sedarplus.ca. All FLI contained in this news release is expressly qualified by the risk factors set out in the aforementioned documents.

The Company is relying upon the exemption set forth in Section 602.1 of the Toronto Stock Exchange (“TSX”) Company Manual, which provides that the TSX will not apply its standards to certain transactions involving eligible interlisted issuers on a recognized exchange.

INVESTOR CONTACT

Virginia Morgan, VP, IR and ESG

+1-778-726-4070

ir@lithiumamericas.com

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